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                                                                    EXHIBIT 99.1

        Stan Lee Media Announces Suspension of Its Production Operations

LOS ANGELES--(BUSINESS WIRE)--Dec. 15, 2000--Stan Lee Media, Inc. (Nasdaq:SLEE -
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news) announced today that, based upon the continued volatility of its stock and
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the drop of its stock price to below $1, it is unable to complete the balance of its recently announced bridge financing. In light of this fact, Stan Lee Media has suspended its production operations and laid off substantially all of its staff. Key executives will remain at the company to explore new financing options.

"We still believe in the fundamentals of our business plan and are proud of the work we have accomplished to date," stated Ken Williams, President and CEO.
"In the coming weeks, we will be focusing on exploring the full range of strategic alternatives available to us in order to maximize shareholder value."

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